Exhibit 99.1

National Holdings Corporation Announces Round of Executive Promotions

NEW YORK, July 20, 2018 — National Holdings Corporation (NASDAQ: NHLD) (“National” or the “Company”), a leading full-service independent brokerage, investment banking, trading, insurance, accounting and asset management firm, today announced the following executive promotions:

●	Glenn C. Worman has been appointed President, in addition to currently serving as Chief Financial Officer of National Holdings Corporation
●	John C. DeSena will assume the role of Chief Operating Officer of National Holdings Corporation
●	Thomas Kowalczyk has been promoted to Chief Executive Officer of National Asset Management, Inc., a subsidiary of National Holdings Corporation

"These well-deserved promotions streamline the company’s reporting structure, improve the efficiency of our growing organization and continue to advance National's position within our industry," says Michael Mullen, Chairman and CEO of National Holdings Corporation. “Glenn, John and Tom have been instrumental in making National the dynamic organization we are today. Their dedication, performance and trusted partnership make them invaluable members of the senior leadership team.”

Glenn Worman assumes this role after Michael Mullen, CEO and former President, became Chairman of the company’s Board of Directors in June. Mr. Worman had served as the company’s COO since 2015 and CFO since 2016, and he will continue to serve as a Director on the Boards of National Holdings Corporation’s operating companies: National Asset Management, Inc., National Insurance Corporation and Gilman Ciocia Tax & Financial Planning. Prior to joining National, Mr. Worman held various senior financial positions at ICAP plc, Deutsche Bank, Morgan Stanley and Merrill Lynch.

John DeSena was promoted to Chief Operating Officer of National Holdings Corporation in addition to his existing role as Corporate Secretary to the Board of Directors for National Holdings. He will continue to serve as a Director on the National Insurance Corporation’s Board. Before coming to National in 2016, Mr. DeSena was the Chief Operating Officer for Group Technology & Operations, the Head of Operational Excellence for the Americas, and Head of Americas Finance Infrastructure at Deutsche Bank. At Merrill Lynch, Mr. DeSena served as Head of Global Markets & Investment Banking Financial Planning and Analysis, and Chief Financial Officer of Americas Investment Banking.

Thomas Kowalczyk has been promoted to Chief Executive Officer of National Asset Management and Executive Vice President of Investment Solutions at National Securities Corporation. Michael Mullen remains Executive Chairman of National Asset Management. Michael Mullen states, “In his new role, Tom and his team will continue to lead National Asset Management toward our goal of being the top independent advisory platform in the industry.” Mr. Kowalczyk has held senior management roles with several Independent Broker-Dealers and Registered Investment Advisor firms.

About National Holdings Corporation

National Holdings Corporation (NASDAQ: NHLD) is a full-service investment banking and asset management firm that, through its affiliates, provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading, equity research, financial planning, market making, tax preparation and insurance, to corporations, institutions, high net-worth and retail investors. With over 1,000 advisors, registered reps, traders, sales associates and corporate staff, National Holdings operates through various subsidiaries including National Securities Corporation, National Asset Management, Inc., National Insurance Corporation, Gilman Ciocia, Inc. and GC Capital Corporation. Formed as a holding company in 1999, National Holdings’ largest subsidiary National Securities Corporation has been in business since 1947. National Holdings is headquartered in New York and Florida. For more information, visit www.nhldcorp.com. Fortress Biotech, Inc. (NASDAQ: FBIO) through its affiliate FBIO Acquisition, Inc., is a majority shareholder of NHLD.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about National Holdings, Inc., its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond National Holdings, Inc.’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National Holdings, Inc.’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACTS:

MEDIA CONTACT

Eric Hazard for National

917-765-8720

national@fullyvested.com

INVESTOR RELATIONS

Email: ir@nhldcorp.com